UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Schedule 14A Information (Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to Rule § 240.14a-12
IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Item 5.07 Submission of Matters to a Vote of Security Holders.

Immersion Corporation, a Delaware corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) on Monday, December 27, 2021, at 9:30 a.m. Pacific Time, at the Company’s principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, CA 94107. The Special Meeting was adjourned because a quorum of the holders of the Company's common stock (the “Common Stock”), was not present in person or by proxy to transact business at the Special Meeting. The adjournment was approved by a vote of 11,450,288 shares of Common Stock, with 3,337,119 shares voting against the adjournment, and 33,418 shares of Common Stock abstaining, thus constituting approval by the vote of a majority of the votes cast on the adjournment proposal.

The Special Meeting has been adjourned to Tuesday, January 18, 2022 at 9:30 a.m. Pacific Time, at the Company’s principal executive offices located at 330 Townsend Street, Suite 234, San Francisco, CA 94107, to consider and vote upon the proposals described in the notice of meeting that was sent on or about November 17, 2021 to each stockholder of record as of the close of business on October 29, 2021.

We have engaged a proxy solicitor, Saratoga Proxy Consulting LLC, to assist the Company’s Board of Directors and management in obtaining adequate votes to achieve the required quorum for the Special Meeting. The Company will pay the proxy solicitation fees to Saratoga Proxy Consulting LLC and estimates that such fees will total approximately $30,000 or less.

[Immersion Letterhead]

Immersion Corporation
330 Townsend Street, Suite #234
San Jose, California 95134

****YOUR IMMEDIATE ATTENTION IS REQUESTED****

January 3, 2022

Dear Immersion Shareholder:

According to our records your shares have not been voted in connection with the Special Meeting of Shareholders, which has now been adjourned to January 18, 2022. Please take the time to vote by either Internet, Telephone or by returning your vote in the enclosed pre-paid envelope today. Your vote is important no matter how many or how few shares you own. The meeting was adjourned to allow shareholders more time to vote on the proposals set forth in the Immersion’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on November 17th.

The Company adjourned the Company’s Special Meeting of Shareholders (the “Special Meeting”) due to a lack of the required quorum as there were only 44.88% of shares entitled to vote present, either in person or by proxy at the meeting. A quorum consists of a majority of all shares entitled to vote.

YOUR VOTE IS IMPORTANT AND WILL HELP SAVE YOUR COMPANY ADDITIONAL COSTS

The Company encourages all shareholders who have not yet voted, to do so by January 17, 2022, at 11:59 p.m. (Eastern Time).

Shareholders who have any questions or require any assistance with completing a proxy or voting instruction form may contact Saratoga Proxy Consulting LLC 1-888-368-0379 or 1-212-257-1311 or by email at info@Saratogaproxy.com.

Thank you for voting.

Francis Jose
Chief Executive Officer and General Counsel

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